UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2010

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Item 2.01.           Completion of Acquisition or Disposition of Assets

On June 30, 2010, Chase Corporation (the “Company”) completed the sale of its electronic manufacturing services business to MC Assembly LLC, a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of M C Test Service, Inc., a Florida corporation (“MC Test”).   The Company’s electronic manufacturing services business was conducted through its wholly-owned subsidiary, RWA, Inc., d/b/a Chase EMS (the “Seller”).  The sale of the Chase EMS business was made pursuant to an Asset Purchase Agreement (the “Agreement”) dated June 28, 2010, by and among the Company, the Seller, the Buyer, and (solely for purposes of guaranteeing the performance of Buyer’s obligations under the Agreement) MC Test.

Under the Agreement, the Company sold to the Buyer all of the assets of the Seller relating to the Chase EMS business, excluding cash and certain other enumerated assets, and the Buyer assumed certain of the liabilities of the Seller.  The purchase price paid by the Buyer to Chase at the closing was $13 million.  The purchase price will be adjusted upward after the closing to the extent that the net working capital of the business sold (as calculated under the Agreement) exceeds $4.5 million.

In connection with the transaction, each of the Company and the Buyer agreed to indemnify the other in connection with any inaccuracy, breach or nonfulfillment of the representations, warranties and covenants of the Company and the Buyer, respectively, under the Agreement.  No claim can be made against the Company unless the aggregate indemnification claim exceeds $130,000, and the maximum liability of the Company under its indemnification obligations is the purchase price.  The representations and warranties of each of the Company and Seller, on the one hand, and the Buyer on the other hand, in the Agreement were given solely for the benefit of the other parties, were given as of the dates specified in the Agreement, and were qualified in their entirety by information contained in disclosure schedules that the parties have exchanged.  Consequently, investors should not rely on the representations and warranties in the Agreement, when it is filed with the Securities and Exchange Commission, as characterizations of the actual state of facts at any particular date.

For the fiscal year ended August 31, 2009, the Chase EMS segment had revenues of approximately $16.4 million and income before taxes of approximately $1.7 million.   For the six months ended February 28, 2010, the segment had revenues of approximately $10.1 million and income before taxes of approximately $1.2 million.

A copy of the press release issued by the Company announcing the completion of the sale is attached to this report as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits

99.1                      Press release of Chase Corporation dated July 1, 2010, announcing the completion of the sale of its Chase EMS line of business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: July 1, 2010	By:	/s/ Kenneth L. Dumas
Kenneth L. Dumas
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Chase Corporation dated July 1, 2010, announcing the completion of the sale of its Chase EMS line of business